Exhibit 3.14

AMENDMENT TO BYLAWS

The following amendments to the Bylaws of Empi, Inc., were adopted by the Board of Directors on March 20, 1986 and approved by the Shareholders on June 12, 1986. These paragraphs 13, 14(a), 14(b) and 49 supersede in their entirety paragraphs 13, 14 and 49 of the Company’s Bylaws in effect on June 12, 1986.

13) Number, Term, Election and Qualifications. At each annual meeting the shareholders shall determine the number of directors, which shall be not less than three and not more than seven provided that between annual meetings the Board of Directors may increase the authorized number of directors within the limits stated above. However, notwithstanding such limits, no increase or decrease in the number of directors may be effected except according to the further provisions contained in this Paragraph 13. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1986 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of the shareholders beginning in 1987, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, or until his or her resignation or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes as so to maintain, as nearly as possible, an equal number of directors in each class. In the event an increase or decrease makes it impossible to maintain an equal number of directors in each class, increases shall be allocated to the class or classes with the longest remaining term, and decreases shall be allocated to the class with the shortest remaining term. Any director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no event will a decrease in the number of directors result in the elimination of an entire class of directors, cause any class to contain a number of directors two or more greater than any other class, or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. No amendment to these Bylaws shall alter, change or repeal any of the provisions of this Paragraph, 13, unless the amendment effecting such alteration, change or repeal shall receive the affirmative vote of the holders of two-thirds (2/3) of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders.

14. (a) Vacancies. Vacancies on the Board of Directors may be filled by a majority vote of the remaining members of the Board, even though less than a quorum; provided that newly created directorships resulting from an increase in the authorized number of directors shall be filled by two-thirds (2/3) of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at the next annual meeting at which the terms of persons so elected expire, and until their successors shall be elected and qualify.

14. (b) Removal. Directors may be removed only for cause by vote of the shareholders or for cause by vote of a majority of the entire Board of Directors. No amendment to these Bylaws shall alter, change or repeal this Paragraph 14(b) unless the amendment effecting such alteration, change or repeal shall receive the affirmative vote of the holders of two-thirds (2/3) of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders.

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49)     Amendments. Except as otherwise provided in specific provisions of these Bylaws, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations on such authority of the Board provided by the Minnesota Business Corporation Act.

AMENDED BYLAWS OF
Empi, Inc.

OFFICES

1.                                       The principal office of the corporation shall be at Suite 108, 5801 Duluth Street, in the city of Golden Valley, county of Hennepin, state of Minnesota. The corporation may also have offices at such other places as the board of directors may from time to time determine or as the business of the corporation shall require.

SEAL

2.                                       The corporation shall have no seal.

SHAREHOLDERS’ MEETINGS

3.                                       All meetings of the shareholders shall be held at the offices of the corporation in the city of Golden Valley or at such other places as maybe designated by the board of directors.

4.                                       Annual meetings of the shareholders shall be held on the first Monday of December of each year at its principal place of business beginning with the year 1977 if not a legal holiday and if a legal holiday then on the next business day at 10:00 a.m., when the shareholders shall elect a board of directors and transact such other business as may properly come before the meeting.

5.                                       The holders of a majority of stock issued and out-standing and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum, and the presence of such majority of shareholders shall be a requisite for the trans-action of such business, except as otherwise provided by law, by the articles of incorporation or by these bylaws. If, however, a quorum is not present at any meeting of the shareholders, any shareholder entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting until the requisite amount of voting stock shall be represented. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

6.                                       At each meeting of the shareholders, every share-holder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting unless otherwise provided in the proxy. The termination of a proxy’s authority may be effected only upon giving written notice of the termination to the secretary of the corporation. Each shareholder shall have one vote for each share having voting power registered in his name on the books of the corporation. The vote for the directors and, upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting may decide any question properly before the meeting and shall be the act of the shareholders unless the vote of a greater number of shares is required by law, the articles of incorporation or these bylaws.

7.                                       The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding 60 days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of right or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date not exceeding 60 days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date is fixed as aforesaid.

8.                                       Written notice of the annual meeting shall be mailed at least twenty days prior to the meeting to each shareholder entitled to vote thereat at such address as appears on the transfer books of the corporation.

9.                                       A complete list of the shareholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared at least twenty days before every election, and shall at all times during the usual hours for business and during the whole of said election be open to the examination of any shareholder.

10.                                 Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by any three directors and shall be called by the president or secretary at the request in writing of a shareholder or shareholders owning 10 percent in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

11.                                 Business transacted at all special meetings shall be confined to the objects stated in the call.

12.                                 Written notice of a special meeting of shareholders stating the time, place and object thereof shall be mailed, postage prepaid, at least ten days before such meeting to each shareholder entitled to vote thereat at such address as appears on the transfer books of the corporation.

DIRECTORS

13.                                 The property and business of the corporation shall be managed by a board of directors who need not be shareholders. At each annual meeting, the shareholders shall determine the number of directors which shall not be less than the minimum provided by law, provided that between annual meetings the authorized number of directors may be increased by the board of directors. Any such newly created directorships shall be filled by the board of directors. Each director elected at an annual meeting of shareholders shall be elected for a term of one (1) year and shall hold office until his successor is elected and qualified. Each director elected by the board of directors to fill a newly created directorship shall be a director until his successor is elected by the shareholders who may make such election at their next annual meeting or at any special meeting called for that purpose.

14.                                 Any vacancy in the board of directors because of death, resignation, disqualification, increase in number of directors, or any other cause, may be filled by a majority of the remaining directors at any regular or special meeting of the directors; or any such vacancy resulting from any cause whatsoever may be filled by the shareholders at the first annual meeting of shareholders held after such vacancy shall occur or at a special meeting thereof called for that purpose.

15.                                 Any directors of the corporation may resign at any time by giving written notice to the chairman of the board or to the president or secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

16.                                 The directors may hold their meetings and have one or more offices and keep the books of the corporation at the office of the corporation in the city of Golden Valley, Minnesota, or at such time and place as they may from time to time determine.

17.                                 In addition to the powers and authorities by these bylaws expressly conferred upon it, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

COMMITTEES

18.                                 The board of directors may, by unanimous affirmative action of the entire board, designate two or more of their number to constitute an executive committee, which, to the extent determined by unanimous affirmative action of the entire board, shall have and exercise the authority of the board in the management of the business of the corporation. Such executive committee shall act only in the interval between meetings of the board and shall be subject at all times to the control and direction of the board. The board of directors by a majority vote may also appoint from among its own members such other committees as the board may determine, which shall in each case consist of not less than two directors and will have such powers and duties as shall from time to time be prescribed by the board; such committees may appoint from among the employees of the corporation such ex-officio members as they deem appropriate.

COMPENSATION OF DIRECTORS

19.                                 Each director shall receive such compensation as may be fixed by the whole board of directors, either generally or in specific cases for services as a director, including services as a member of any committee of which any director may be a member. In addition, each director shall be entitled to be reimbursed by the corporation for his expenses incurred in attending meetings of the board of directors or of any committee of which he is a member. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such services from the corporation; provided, however, that any person who is receiving a stated compensation as an officer of the corporation for his services as such officer shall net receive any additional compensation for services as a director during such period. A director entitled to receive compensation for his services as a director, who shall serve for only a portion of a year, shall be entitled to receive only that portion of his such compensation which the period of his service during the year bears to the entire year. The compensation of directors, if any, shall be paid at such times and in such installments as the board of directors may determine.

MEETINGS OF THE BOARD

20.                                 The newly elected board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, however, that a majority of the whole board shall be present; or it may at such time and place meet as shall be fixed by the consent of all the directors in writing.

21.                                 Regular meetings of the board may be held without notice at such time and place as shall from time to time be deter-mined by the board.

22.                                 Special meetings of the board may be called by the the president or by any two directors on two days’ notice to each director, whether personally or by mail or by telegram.

23.                                 At all meetings of the board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically stated by statute or by the articles of incorporation or by these bylaws.

OFFICERS

24.                                 The officers of the corporation shall be chosen by the board of directors and be a president, one or more vice presidents, a secretary and a treasurer and such other officers as the directors may designate from time to time. Any two or more offices may be held by the same person except president and vice president.

25.                                 The officers shall be elected annually by the board of directors at their annual meetings held after each annual meeting of shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death, resignation or removal as provided in these bylaws.

26.                                 Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If an officer’s position with the corporation becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole board of directors.

27.                                 Chairman. There is no requirement that a chairman of the board of directors be elected by the board. If a chairman is elected, he shall serve at the option of the board or until a successor is elected, and shall preside at all meetings of the board, and shall exercise such other powers as the board of directors may from time to time direct. He shall not be considered an officer of the corporation. In the event that for any reason a chairman is not elected, meetings of the board shall be presided over by an officer of the corporation who also serves as a board member.

28.                                 President. In the absence of the chairman of the board, the president shall preside at all meetings of the shareholders and, if so directed by the board, at meetings of the board of directors and executive committee; he shall have power to appoint and discharge employees and agents of the corporation and fix their compensation; when authorized by the board of directors, he shall make and sign contracts and agreements in the name of and on behalf of the corporation; while the board of directors or the executive committee is not in session, he shall be the chief executive and administrative officer of the corporation and shall have general management and control of the business and affairs of the corporation; and he shall generally do and perform all acts incident to the office of president, or which are authorized or required by law.

29.                                 Vice President. Each vice president shall have such designations and such powers and shall perform such duties as may be assigned to him by the board of directors. The board of directors may designate one or more of such vice presidents to be an executive vice president, and in the event of such designation the duties of the office of the president, in case of the absence or disability of the president and the absence or disability of the chairman of the board, shall be performed by the executive vice president, or if there be more than one executive vice president, by such executive vice president as may be named by the board of directors. An executive vice president shall also perform the duties otherwise assigned to him by the board of directors.

30.                                 Secretary. The secretary shall keep the minutes of all meetings of the shareholders and of the board of directors and to the extent ordered by the board of directors or the president shall keep the minutes of meetings of all committees of the board. He shall cause notice to be given of meetings of the shareholders of the board of directors and of any committee appointed by the board. He shall have general charge of the records, documents and papers of the corporation. He shall perform such other duties as may be prescribed from time to time by the board of directors. He shall be sworn to the faithful discharge of his duties.

31.                                 Assistant Secretaries. The assistant secretaries in the order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the director or board of directors shall prescribe.

32.                                 Treasurer. The treasurer shall, subject to the direction of the vice president of finance, if the vice president of finance is not also the treasurer of the corporation, have general custody of all of the funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation. He shall endorse on behalf of the corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositaries as the board of directors may designate. He may sign with the president or such other person or persons as may be designated for the purpose by the board of directors all bills of exchange or promissory notes of the corporation. He shall enter or cause to be entered regularly and systematically on the books of the corporation a full and accurate account of all monies received and paid by him on account of the corporation. He shall render to the president and the board of directors at their regular meetings or whenever it may be required an account of all his transactions as treasurer and of the financial condition of the corporation. He shall perform such other duties as may be prescribed from time to time by the board of directors.

33.                                 Assistant Treasurer. The assistant treasurers in the order of their seniority will, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors shall prescribe.

34.                                 Any officer of the corporation may resign at any time by giving written notice to the chairman of the board, the president or the secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

35.                                 In case of the absence of any officer of the corporation, or for any other reason that the board of directors may deem sufficient, the board may delegate for the time being the powers and duties, or any of them, of such officer to any other officer or to any director, provided a majority of the entire board of directors concurs therein.

36.                                 The salaries of officers shall be fixed from time to time by the board of directors or the executive committee. The board of directors or the executive committee may authorize and empower the president or any vice president of the corporation designated by the board of directors or by the executive committee to fix the salaries of all officers of the corporation who are not directors of the corporation. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

CAPITAL STOCK

37.                                 Certificates for shares of the capital stock of the corporation shall be in such forms as shall be approved by the board of directors. Each shareholder shall be entitled to a certificate representing his shares of stock, signed by the president or a vice president and also by the secretary or an assistant secretary, or by the treasurer or an assistant treasurer; provided, however, that where a certificate is countersigned by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and registered by a registrar, the signatures of said officers on such certificates for shares may be facsimiles.

38.                                 The shares of stock of the corporation shall be transferable upon its books only by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old stock certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be cancelled, and new certificates for shares shall thereupon be issued for the shares so transferred to the person entitled thereto. A record shall be made of each transfer, and whenever a transfer shall be-made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

39.                                 The board of directors may declare lawful dividends as and when it deems expedient. Before declaring any dividend, there may be reserved out of the: accumulated profits such sum or sums as the board of directors from time to time, in its discretion, thinks proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the board of directors shall think conducive to the interests of the corporation.

40.                                 Any person claiming a certificate for shares to be lost or destroyed shall make an affidavit for affirmation of that fact and, if requested to do so by the board of directors of the corporation, shall advertise such fact in such manner as the board of directors may require, and shall give to the corporation and its transfer agent and registrar, if any, a bond of indemnity in open penalty as to amount or in such other sum as the board of directors may direct, but not less than double the value of stock represented by such certificate for shares, in form satisfactory to the board of directors, and to the transfer agent and registrar of the corporation, if any, and with or without such sureties as the board of directors with the approval of the transfer agent and registrar, if any, may prescribe; whereupon the president or a vice president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary may cause to be issued a new certificate for shares of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed. The issuance of such new certificate for shares shall be under the control of the board of directors.

41.                                 The board of directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of capital stock of the corporation. It may appoint one or more transfer agents and/or registrars of transfers, and may require all certificates for shares to bear the signature of either or both.

Each and every person accepting from the corporation certificates for shares therein shall furnish or cause to be furnished to the corporation a written statement of his or her residence, post office address and social security number or other identification number and, in the event of changing such residence, shall advise the corporation of such new address.

42.                                 The board of directors shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to, or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

BOOKS OF ACCOUNT

43.                                 The corporation shall keep appropriate and complete books of accounts. Every shareholder and every holder of a voting trust certificate shall have a sight to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose and at the place or places where usually kept or such other place as a court of competent jurisdiction may order, the share register, looks-of account and records of the proceedings of the shareholders and directors and to make extracts therefrom.

TRANSFER OF CORPORATE ASSETS

44.                                 The corporation may by action taken at any meeting of its board of directors sell, lease, exchange or otherwise dispose of all or substantially all of its property and assets, including its good will, upon such terms and conditions and for such considerations, which may be money, shares, bonds or other instruments for the payment pf money or other property, as the board of directors deems expedient when authorized by a vote of the holders of shares entitling them to exercise at least two-thirds of the voting power on such proposal. A notice of any such meeting or meetings shall be given to all shareholders of record, whether or not they shall be entitled to vote thereat.

REDUCTION OF STATED CAPITAL

45.                                 The stated capital of this corporation may be reduced or outstanding shares of the corporation may be redeemed in accordance with the laws of the State of Minnesota.

CONSOLIDATION OR MERGER

46.                                 This corporation may merge with any other corporation or corporations or may consolidate with another corporation into a new corporation; provided, however, that such consolidation or merger shall conform to the laws of the State of Minnesota.

COMPROMISE ARRANGEMENTS AND REORGANIZATION

47.                                 This corporation shall have the power to effect compromise arrangements with its creditors or any class of them and its shareholders or any class of them, and any reorganization as permitted by the laws of the state of Minnesota.

WAIVER

48.                                 Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the articles of incorporation or under the provisions of the Minnesota Business Corporations Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

AMENDMENTS

49.                                 These bylaws may be altered or amended by the shareholders not inconsistent with the law or the articles of incorporation; provided that, if the articles of incorporation permit, the board of directors may alter the bylaws, subject to the power of the shareholders to change or repeal such bylaws. The board of directors shall not make or alter any bylaw fixing their number, qualifications, classifications or term of office, except the board may make or alter any bylaw increasing their number. The first board of directors without authority in the articles shall adopt bylaws which shall remain effective until and except as legally amended.

INDEMNIFICATION

50.                                 To the full extent permitted by Minnesota Statutes, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or he is or was serving at the specific request of the Board of Directors of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person and shall apply whether or not the claim against such person arises out of matters occurring before the adoption of this section.